CONSENT  OF  REGISTERED  INDEPENDENT  ACCOUNTING  FIRM


Pizza  Inn,  Inc.  401(k)  Savings  Plan
The Colony,  Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-56590) of our report dated June 15, 2006 relating to the financial statements and schedules of the Pizza Inn, Inc. 401(k) Savings Plan appearing on this Form 11-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP




Dallas,  Texas
June  29,  2006